                                                               EXHIBIT (10) (jj)




                               FIRST AMENDMENT TO
                       THE REYNOLDS AND REYNOLDS COMPANY
                                RETIREMENT PLAN
                         (OCTOBER 1, 1994 RESTATEMENT)


                           The Reynolds and Reynolds Company hereby amends The
Reynolds and Reynolds Company Retirement Plan (October 1, 1994 Restatement) (the "Plan"), effective as if originally included in the October 1, 1994 restatement of the Plan, as follows:

                           1. Paragraph (b) of Section 1.16 of the Plan is
amended to provide as follows:

         (b) INELIGIBLE EMPLOYEE - Any person employed by an Employer who is not an Eligible Employee. The term "Ineligible Employee" shall also include a person who had been an Eligible Employee and either has been transferred to an employment status other than that of an Employee or has been transferred to a Related Company which has not adopted the Plan, for so long as he remains so employed. The term "Ineligible Employee" shall also include any "leased employee," as defined below, with respect to an Employer or a Related Company (other than an "excludable leased employee" as defined below). Provided, however, that any person who performs services for an Employer or Related Company solely as an independent contractor shall not be considered to be employed by such Employer. A "leased employee" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees, other than an "excludable leased employee," which means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $l,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. Moreover, for the relevant purposes of the Plan, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

                           2. Section 9.1 of the Plan is amended by deleting the
word "five" and substituting therefor the word "three".

                           3. Paragraph (a) of Section 9.2 of the Plan is
amended to provide as follows:


                                    (a) The term "annual compensation" shall
                  mean compensation as defined in Section 415(c)(3) of the Code and the regulations issued thereunder, excluding amounts in excess of the limitations of Section 401(a)(17) of the Code, of a Participant paid to him by the Employer or a Related Company during a Plan Year beginning after December 31, 1983, and with respect to which the Plan is determined to be a top heavy plan.

                           4. Section 9.4 of the Plan is amended to provide as
follows:

         Section 9.4 - Minimum Top Heavy Benefit
         ---------------------------------------

                           In the event the Plan is determined to be a top heavy plan, the annual Normal Retirement Pension under the Plan of any non-key employee who is a Participant and is credited with at least 1,000 Hours of Service during a Plan Year in which the Plan is a top heavy plan, payable in the form of a single life annuity beginning at his Normal Retirement Date, shall not be less than such Participant's average compensation for years in the testing period multiplied by the lesser of:

                  (a)      Two percent multiplied by his Credited Service; or

                  (b)      20 percent.

         For purposes of this Section, "Credited Service" shall include only Credited Service completed after December 31, 1983 and shall not include any such Credited Service if the Plan was not a top heavy plan with respect to the Plan Year in which such Credited Service was earned. Notwithstanding the foregoing, any accrued benefit of any such non-key employee under any tax-qualified defined benefit pension plan other than the Plan maintained by an Employer or any Related Company shall be deemed to be provided under the Plan for purposes of determining whether the minimum benefit requirement of this Section has been satisfied and if a Participant who is a non-key employee satisfies the requirements for a minimum benefit under the Plan and any such other plan with respect to the same period of service the minimum benefit provisions of this Section, rather than the top heavy minimum benefit provisions of such other plan, shall apply with respect to such period of service. In the event the Plan is part of a required aggregation group in which a top-heavy defined contribution plan is included, each non-key employee hereunder who is also covered under such top-heavy defined contribution plan shall receive the minimum top-heavy benefit under the Plan.

                           5. Paragraph (e) of Section 10.1 of the Plan is
amended by adding the following at the end thereof:

                  For purposes of this Section, compensation for limitation years beginning on or after January 1, 1992 shall mean only such compensation actually paid or made available to a Participant within the limitation year.

                           6. Section 16.4 of the Plan is amended by deleting
the word "five" and substituting therefor the word "three".


                            *          *          *


                           IN WITNESS WHEREOF, The Reynolds and Reynolds Company
has caused this Amendment to be executed by its duly authorized officer on this 19 day of December, 1996.



ATTEST:                             THE REYNOLDS AND REYNOLDS COMPANY

/s/ Craig L. Currier                By: /s/ Thomas J. Momchilov
--------------------------              ---------------------------------------
                                        Title: V.P. Corp. Human Resources